Exhibit 5.3

Opinion of Tarrant Sibley, Esq.

November 4, 2019

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, RI 02861

Re:    Post-Effective Amendment No. 2 to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the registration statement on Form S-3 (File No. 333-220331) (as amended by the Post-Effective Amendment No. 1 thereto, the “Registration Statement”) filed by Hasbro, Inc., a Rhode Island corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment relates to the sale from time to time of an indeterminate number of shares of common stock, par value $0.50 per share, of the Company (the “Shares”).

I am the Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company and have advised the Company in connection with the filing of the Registration Statement and the Post-Effective Amendment.

I have examined and relied upon signed copies of the Registration Statement and the Post-Effective Amendment as filed with the Commission, including the exhibits thereto. I, or attorneys under my supervision, have also examined and relied upon the Restated Articles of Incorporation of the Company, as amended and in effect at all relevant times (the “Charter”), the Amended and Restated Bylaws of the Company, as amended and in effect at all relevant times (the “Bylaws”), and minutes of meetings of the Board of Directors of the Company (the “Board”) and such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. In addition, I have relied as to certain matters on information obtained from public officials and officers of the Company.

In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Rhode Island.

Hasbro, Inc.

November 4, 2019

Based upon and subject to the foregoing, I am of the opinion that when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Shares in conformity with the Charter, as amended, and (B) certificates representing such Shares have been duly executed, countersigned, registered and delivered (or, if such Shares are uncertificated, proper book entry registration and issuance by the Company’s transfer agent and registrar has been completed), assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued Shares available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or a committee thereof upon payment of the consideration therefor (which consideration is not less than the par value of the Shares) provided for therein or (ii) upon conversion, exchange or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board or a committee thereof (which consideration is not less than the par value of the Shares), then such Shares will be validly issued, fully paid and nonassessable.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Post-Effective Amendment and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectuses forming a part thereof under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is in effect.

Very truly yours,

By:	/s/ Tarrant Sibley
Tarrant Sibley Executive Vice President, Chief Legal Officer and Corporate Secretary